Exhibit 10.4

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: Peter J. Mignone, Esq. Hunton & Williams LLP 200 Park Avenue New York, NY 10166

Tax Parcels: 334-H- 190; 265-J-10; 334-H-100; 265-E-1; 265-E-50; 265-K-60; 265-J-25; 265-E-100; 265-E-125; 334-H-60; and 334-H-80

ASSIGNMENT OF LEASES

DEFINED TERMS

Closing Date: Dated as of November 23, 2015 (the “Execution Date”), but made effective as of December 3, 2015 (the “Closing Date”)
Loan: A first mortgage loan in an amount of $76,532,500.00 from Assignee to Assignor
Assignor & Address: IREIT Pittsburgh Settlers Ridge, L.L.C. 2901 Butterfield Road Oak Brook, Illinois 60523
Assignee & Address: Metropolitan Life Insurance Company, a New York corporation 10 Park Avenue Morristown, New Jersey 07962 Attention: Senior Vice President Real Estate Investments
Note: A Promissory Note executed by Assignor in favor of Assignee in the amount of the Loan dated as of December 3, 2015
Security Instrument: An Open-End Mortgage, Security Agreement and Fixture Filing dated as of even date herewith, executed by Assignor to Assignee securing repayment of the Note. The Security Instrument will be recorded in the records of the County in which the Property is located.
Loan Agreement: A Loan Agreement dated as of the Closing Date by and between Assignor and Assignee

THIS ASSIGNMENT OF LEASES (this “Agreement”) is entered into by Assignor as of the Execution Date but effective as of the Closing Date in favor of Assignee and affects the Property as hereinafter described. Certain terms used in this Agreement are defined in the Defined Terms on page 1.

RECITALS

A.              Pursuant to the Loan Agreement, Assignee has loaned or will loan to Assignor the Loan which is evidenced by the Note and includes all extensions, renewals, modifications and amendments. The payment of the Note is secured by the Security Instrument which encumbers Assignor’s interest in the real property described in Exhibit A attached to this Agreement (the “Land”) and Assignor’s interest in the improvements and personal property and equipment situated on the Land (the “Improvements”) (collectively, the “Property”); and

B.              In accordance with the terms set forth herein, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to all leases and all other agreements for possession of all or any portion of the Property, including all of the same now or hereafter existing, and all extensions, modifications, amendments, expansions and renewals of any of the same and all guaranties of any obligations under any of the foregoing, including all modifications and amendments to such guaranties. The documents described in this Recital B are collectively referred to as the “Leases”.

In consideration of the Recitals and for good and valuable consideration, Assignor agrees with Assignee and its successors and assigns as follows:

Section 1.             Payment of Note. Assignor desires to secure (a) the timely payment of the principal of and interest on the Note and all other indebtedness secured by the Security Instrument; and (b) the full compliance with the terms, conditions, covenants and agreements contained in the Note, the Loan Agreement, the Security Instrument and the other documents executed by Assignor in connection with the Loan.

Section 2.             Present and Absolute Assignment of Leases, Rents and Profits. Assignor absolutely, presently and unconditionally grants, assigns and transfers to Assignee all of Assignor’s right, title and interest in and to the Leases. This grant includes without limitation all of the following (the “Income”): (a) all rent payable under the Leases; (b) all tenant security deposits held by Assignor pursuant to the Leases; (c) all additional rent payable under the Leases; (d) all proceeds of insurance payable to Assignor under the Leases and all awards and payments on account of any taking or condemnation; (e) all claims, damages and other amounts payable to Assignor in the event of a default under or termination of any of the Leases, including without limitation all of Assignor’s claims to the payment of damages arising from any rejection by a tenant of any Lease under the Bankruptcy Code as amended from time to time, and (f) all other items included in the definition of Rents under the Loan Agreement.

Section 3.             Specific Covenants of Assignor. Assignor covenants and agrees:

(a)             No action by Assignee shall release Assignor from its obligations under this Agreement. Assignor irrevocably appoints Assignee its true and lawful attorney to exercise its rights under this Agreement, which appointment is coupled with an interest.

(b)            If a petition under the Bankruptcy Code shall be filed by or against Assignor and Assignor, as landlord, shall determine to reject any Lease pursuant to Section 365 (a), then Assignee shall have the right, but not the obligation, to demand that Assignor assume and assign the Lease to Assignee and that Assignor shall provide adequate assurance of future performance under the Lease, in which case Assignor shall comply with such demands.

(c)             Assignee’s rights under this Agreement may be exercised either independently of or concurrently with any other right in this Agreement, the Loan Agreement, the Security Instrument or in any other document securing the Note. No action taken by Assignee under this Agreement shall cure or waive any default nor affect any notice under the Loan Agreement or the Security Instrument.

Section 4.             Confirmation of Assignment. Assignor covenants and agrees, upon demand, to confirm in writing the assignment to Assignee of all present and future Leases upon the terms set forth in this Agreement. Notwithstanding the preceding sentence, the terms and provisions of this Agreement shall apply automatically to any Leases entered into after the Closing Date.

Section 5.             Representations and Warranties. Assignor makes the following representations and warranties to Assignee: (a) Assignor has not executed any currently effective prior assignment of its right, title and interest in the Leases or the Income, and (b) Assignor has not done any act which might prevent Assignee from exercising its rights under this Agreement.

Section 6.             License to Collect Monies Until Event of Default. So long as no Event of Default (as defined in the Loan Agreement) exists, Assignor shall have a license to receive and use all Income, subject to compliance with the Loan Documents. This license shall be terminable at the sole option of Assignee, without regard to the adequacy of its security under this Agreement or under the Security Instrument and without notice to Assignor, if there is an Event of Default. Notwithstanding the foregoing, this license does not include the right to receive or use Insurance Proceeds or any Award, each as defined in and governed by the Loan Agreement.

Section 7.             Entry by Assignee and Receiver. Assignee is authorized either in person or by agent, with or without bringing any action or proceeding or having a receiver appointed by a court, (a) to enter upon, take possession of, manage and operate the Property and collect the Income, and (b) to make, enforce, modify, and accept the surrender of the Leases. Assignee is authorized to take these actions either with or without taking possession of the Property. In connection with this entry, Assignor authorizes Assignee to perform all acts necessary for the operation and maintenance of the Property. Assignee may sue for or otherwise collect all Income, including those past due and unpaid, and apply the Income, less costs and expenses of operation and collection, including reasonable attorneys’ fees, to the indebtedness secured by the Security Instrument in such order as Assignee may determine. Assignee’s exercise of its rights under this Section shall not be deemed to cure or waive any default or Event of Default.

Section 8.             Indemnification. Assignor shall indemnify Assignee against and hold it harmless from any and all liability, claims, loss or damage which it may incur under the Leases or under this Agreement.

Section 9.             Mortgagee in Possession. To the fullest extent permitted by law, neither the assignment of Leases and Income to Assignee nor the exercise by Assignee of any of its rights or remedies under this Agreement, including without limitation, the entering into possession or the appointment of a receiver shall be deemed to make Assignee a “mortgagee-in-possession” or otherwise liable with respect to the Property. Although Assignee has the right to do so, it shall not be obligated to perform any obligation under the Leases by reason of this Agreement. To the fullest extent permitted by law, neither this Agreement nor any action or inaction on the part of Assignee shall constitute an assumption on the part of Assignee of any obligation or liability under any of the Leases.

Section 10.          Reconveyance and Termination. Upon the payment in full of the Loan, as evidenced by the recording of a Satisfaction of the Security Instrument, this Agreement shall be void and of no effect.

Section 11.          Tenants Entitled to Rely on Assignee’s Requests. Assignor irrevocably authorizes and directs the tenants and their successors, upon receipt of any written request of Assignee stating that an Event of Default exists, to pay to Assignee the Income due and to become due under the Leases. Assignor agrees that the tenants shall have the right to rely upon any such statement without any obligation to inquire as to whether any Event of Default actually exists and regardless of any claim of Assignor to the contrary. Assignor agrees that it shall have no claim against the tenants for any Income paid by the tenants to Assignee.

Section 12.          Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Assignor and shall inure to the benefit of and be enforceable by Assignee, its successors and assigns. If more than one person, corporation, partnership or other entity shall execute this Agreement, then the obligations of the parties executing the Agreement shall be joint and several.

Section 13.          Notices. All notices pursuant to this Agreement shall be given in accordance with the Notice provision of the Loan Agreement, which is incorporated into this Agreement by this reference.

Section 14.          Governing Law. This Agreement shall be governed and construed by the laws of the State in which the Property is located.

Section 15.          Miscellaneous. This Agreement may be modified, amended, waived, or terminated only by an instrument in writing signed by the party against which enforcement of such modification, amendment, waiver, or termination is sought. No failure or delay in exercising any of these rights shall constitute a waiver of any default or Event of Default. Assignor, at its expense, will execute all documents and take all action that Assignee from time to time may reasonably request to preserve and protect the rights provided under this Agreement. The headings in this Agreement are for convenience of reference only and shall not expand, limit or otherwise affect the meanings of the provisions. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one document.

Section 16.          Liability of Assignor. The obligations of Assignor under this Agreement are subject to the limitations on recourse set forth in Section 12.23 of the Loan Agreement.

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IN WITNESS WHEREOF, THIS ASSIGNMENT OF LEASES has been duly executed by Assignor as of the day and year first above written.

ASSIGNOR: IREIT PITTSBURGH SETTLERS RIDGE, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Mary J. Pechous
Name: Mary J. Pechous
Title: Assistant Secretary

ACKNOWLEDGMENT

STATE OF ILLINOIS          )

: ss.:

COUNTY OF DUPAGE      )

On this, the 23rd day of November 2015, before me, the subscriber, a Notary Public in and for the State and county aforesaid, personally appeared Mary J. Pechous, who acknowledged himself/herself to be Assistant Secretary of Inland Real Estate Income Trust, Inc., a Maryland corporation, the sole member of IREIT Pittsburgh Settlers Ridge, L.L.C., a Delaware limited liability company, who I am satisfied is the person who signed the within Security Instrument and who acknowledged that he/she executed same as such Assistant Secretary on behalf of the limited partnership, being authorized to do so, and that the within Security Instrument is the voluntary act and deed of such limited partnership.

WITNESS my hand and seal the day and year aforesaid.

/s/ Vivian L. Brown
Notary Public

My Commission Expires:

          4-1-2018

EXHIBIT A

DESCRIPTION OF LAND

First Described:

All those certain lots or pieces of ground situate in the Township of Robinson, County of Allegheny and Commonwealth of Pennsylvania, being Parcels B and D in the Robinson Park Associates Consolidation Plan, as recorded in the Department of Real Estate of Allegheny County, Pennsylvania, in Plan Book Volume 257, page 66; also Parcel 1 in the Settlers Ridge Subdivision Plan No. 1, as recorded in the Department of Real Estate of Allegheny County, Pennsylvania, in Plan Book Volume 263, page 78; and also Lots 2, 3, 5, 6, 7 and 8 on the Settlers Ridge Subdivision Plan No. 2, as recorded in the Department of Real Estate of Allegheny County, Pennsylvania, in Plan Book Volume 264, page 112.

Being designated as the following tax parcels:

Parcel B Block 334-H, Lot 190

Parcel D Block 265-J, Lot 10

Parcel 1 Block 334-H, Lot 100

Lot 2 Block 265-E, Lot 50

Lot 3 Block 265-K, Lot 60

Lot 5 Block 265-E, Lot 100

Lot 6 Block 265-E, Lot 125

Lot 7 Block 334-H, Lot 60

Lot 8 Block 334-H, Lot 80

First Described being part of the same property which was conveyed by Robinson Park Associates to Settlers Ridge, L.P. by deed dated August 15, 2007 and recorded in Deed Book Volume 13350, page 140. Settlers Ridge, L.P. became an acquired company as evidenced by Declaration of Acquisition dated October 1, 2015 and recorded on October 16, 2015 in Deed Book Volume 16163, page 53; and by Declaration of Acquisition dated October 1, 2015 and recorded on October 16, 2015 in Deed Book Volume 16163, page 53.

The name of Settlers Ridge, L.P. was changed to IREIT Pittsburgh Settlers Ridge, L.L.C., a Delaware limited liability company, by Certificate of Conversion filed with the Office of the Secretary of State of Delaware on October 1, 2015 and Statement of Conversion filed with the Office of the Secretary of State of the Commonwealth of Pennsylvania on October 5, 2015, both as evidenced by Affidavit of Name Change dated November 3, 2015 and recorded on November 6, 2015 in Deed Book Volume 16188, page 471. As a result of the foregoing, title is vested in IREIT Pittsburgh Settlers Ridge, L.L.C., a Delaware limited liability company.

Second Described:

All those certain lots or pieces of ground situate in the Township of Robinson, County of Allegheny and Commonwealth of Pennsylvania, being Lot 1 and Lot 4 on the Settlers Ridge Subdivision Plan No. 2, as

recorded in the Department of Real Estate of Allegheny County, Pennsylvania, in Plan Book Volume 264, page 112.

Being designated as the following tax parcels:

Lot 1 Block 265-E, Lot 1

Lot 4 Block 265-J, Lot 25

Second Described being the same property that was conveyed by Settlers Ridge, L.P. to Settlers Ridge Management, L.P. by deed dated December 10, 2010 and recorded in Deed Book Volume 14454, page 366. Settlers Ridge Management, L.P. became an acquired company as evidenced by Declaration of Acquisition dated October 1, 2015 and recorded on October 16, 2015 in Deed Book Volume 16163, page 55.

The name of Settlers Ridge Management, L.P. was changed to IREIT Pittsburgh Settlers Ridge II, L.L.C., a Delaware limited liability company, by Certificate of Conversion filed with the Office of the Secretary of State of Delaware on October 1, 2015 and Statement of Conversion filed with the Office of the Secretary of State of the Commonwealth of Pennsylvania on October 5, 2015; IREIT Pittsburgh Settlers Ridge II, L.L.C., a Delaware limited liability company, merged with and into the surviving entity, IREIT Pittsburgh Settlers Ridge, L.L.C., a Delaware limited liability company, by Certificate of Merger filed with the Office of the Secretary of State of Delaware on October 1, 2015 and Transfer to Foreign Registration filed with the Office of the Secretary of State of the Commonwealth of Pennsylvania on October 5, 2015, all as evidenced by Affidavit of Name Change dated November 3, 2015 and recorded on November 6, 2015 in Deed Book Volume 16188, page 473. As a result of the foregoing, title is vested in IREIT Pittsburgh Settlers Ridge, L.L.C., a Delaware limited liability company.

Third Described:

Together with those non-exclusive easements benefitting the Land insured as First Described and Second Described created by that certain Reciprocal Easement, Covenant and Restriction Agreement between Settlers Ridge L.P. and Settlers Ridge Management L.P., dated December 10, 2010 and recorded in Deed Book Volume 14454, page 389; as amended by First Amendment to Reciprocal Easement, Covenant and Restriction Agreement between Settlers Ridge L.P. and Settlers Ridge Management L.P., dated June 11, 2012 and recorded in Deed Book Volume 14943, page 228.

Fourth Described:

Together with the easement rights benefitting the Land insured as Second Described created by that certain Easement Agreement between Chief Commercial Construction, L.P. and Settlers Ridge, L.P., dated May 9, 2007 and recorded in Deed Book Volume 13560, page 334; as assigned by Assignment and Assumption of Agreements from Settlers Ridge, L.P. to Settlers Ridge Management, L.P., dated December 15, 2010, effective as of December 17, 2010 and recorded in Deed Book Volume 14473, page 513.